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                                                                    Exhibit 23.2


                         Consent Of Independent Auditors


       We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-60134) and related Prospectus of CSX Corporation for the registration of $1 billion of securities and to the incorporation by reference therein of our report dated January 23, 2001, with respect to the consolidated financial statements of Conrail Inc. and subsidiaries included in CSX Corporation's Annual Report (Form 10-K) for the year ended December 29, 2000 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP                                          /s/ KPMG LLP
Richmond, Virginia                                             Norfolk, Virginia
May 14, 2001                                                   May 14, 2001